EXHIBIT 32-B

FARO Technologies, Inc.

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Vice President of Finance and Investor Relations of FARO Technologies, Inc. (the Company), hereby certify that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 2, 2016

/s/ Robert Seidel
Name: Robert Seidel Title: Vice President of Finance and Investor Relations (Principal Financial Officer)